As filed with the Securities and Exchange Commission on February 5, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Carrier Global Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	83-4051582 (I.R.S. Employer Identification No.)

13995 Pasteur Boulevard

Palm Beach Gardens, Florida 33418

(561) 365-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Francesca Campbell

Senior Vice President & Chief Legal Officer

13995 Pasteur Boulevard

Palm Beach Gardens, Florida 33418

(561) 365-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John C. Kennedy

David A.P. Marshall

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000 (Telephone)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CARRIER GLOBAL CORPORATION

50,074,109 Shares of Common Stock, Par Value $0.01 Per Share

The stockholders identified in this prospectus (collectively, the “Stockholder”) may offer and sell from time to time shares of common stock, par value $0.01 per share (the “Common Stock”) of Carrier Global Corporation (the “Company”, the “Registrant” or “us”), in one or more offerings in amounts, at prices and on terms that they determine at the time of the applicable offering, up to an aggregate of 50,074,109 shares of Common Stock.

The Stockholder acquired the shares being registered as consideration in connection with Carrier’s acquisition of the climate solutions business of Viessmann Generations Group GmbH & Co. KG (f/k/a Viessmann Group GmbH & Co. KG) pursuant to a share purchase agreement. For more information, see “The Stockholder.”

We are not selling any shares of Common Stock and we will not receive any proceeds from the sale of shares of Common Stock by the Stockholder. Our registration of the securities covered by this prospectus does not mean that the Stockholder will offer or sell any of the shares of Common Stock registered hereby. We have paid the fees and expenses incident to the registration of the Common Stock for sale by the Stockholder.

The Stockholder may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. For information on the possible methods of sale that may be used by the Stockholder, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CARR.” On February 4, 2026, the last reported sale price of our Common Stock on the NYSE was $61.20 per share.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2026.

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ABOUT CARRIER GLOBAL CORPORATION

Carrier Global Corporation is a global leader in intelligent climate and energy solutions, focused on providing differentiated, digitally enabled lifecycle solutions to our customers. Our portfolio includes industry-leading brands such as Carrier, Viessmann, Toshiba, Automated Logic and Carrier Transicold that offer innovative heating, ventilating and air conditioning (“HVAC”) and cold chain transportation solutions to enhance the lives we live and the world we share. We also provide a broad array of related building services, including audit, design, installation, system integration, repair, maintenance and monitoring.

Our principal executive offices are located at 13995 Pasteur Boulevard, Palm Beach Gardens, Florida 33418, and our telephone number at that location is (561) 365-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-39220. Such documents, reports and information are also available on our website: www.corporate.carrier.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement.

We have filed a registration statement on Form S-3, including exhibits, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our Common Stock being offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits thereto. You should refer to the registration statement, including its amendments, supplements, exhibits and schedules, for further information about us and our Common Stock. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, are qualified in all respects by reference to the relevant exhibit.

The SEC allows issuers to “incorporate by reference” the information filed with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items, until the termination of the offering under this prospectus. The following documents are incorporated herein by reference:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 5, 2026 (the “Annual Report”); and
2.	The description of our common stock filed as Exhibit 4.5 to our Annual Report, including any amendment or report filed with the SEC for the purpose of updating such description.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than as of the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above, by oral request or by written request at the following address:

Carrier Global Corporation
Investor Relations
13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(561) 365-2000

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. Neither we nor the Stockholder has authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. We have not authorized anyone to provide you with different information. We are not making an offer of any securities hereunder, and the Stockholder is not making an offer of any securities hereunder in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

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THE OFFERING

Issuer	Carrier Global Corporation.

Shares of Common Stock offered by the Stockholder	50,074,109 shares of Common Stock.

Common Stock outstanding	835,843,882 shares of Common Stock as of January 30, 2026.

Stockholder	Viessmann Traeger HoldCo GmbH and its affiliates. See “The Stockholder” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of Common Stock by the Stockholder in this offering. See “Use of Proceeds.”

Risk factors	Investing in our Common Stock involves risks. You should read carefully the “Risk Factors” section of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in shares of our Common Stock.

NYSE ticker symbol for Common Stock	“CARR.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other materials Carrier has filed or will file with the SEC contain or incorporate by reference statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions, our plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:

•	the effect of economic conditions in the industries and markets in which we and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, inflationary cost pressures, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of, and recent declines in, end market demand in construction, the impact of weather conditions, pandemic health issues, natural disasters and the financial condition of our customers and suppliers;
•	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services;
•	future levels of capital spending and research and development spending;
•	future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure and credit ratings;
•	the timing and scope of future repurchases of our common stock, including market conditions and the level of other investing activities and uses of cash;
•	delays and disruption in the delivery of materials and services from suppliers;
•	cost reduction efforts and restructuring costs and savings and other consequences thereof;
•	new business and investment opportunities;
•	the outcome of legal proceedings, investigations and other contingencies;
•	the impact of pension plan assumptions on future cash contributions and earnings;
•	the impact of the negotiation of collective bargaining agreements and labor disputes;
•	the effect of uncertainty and/or changes in political conditions in the U.S. and other countries in which we and our businesses operate, including the effect of uncertainty and/or changes in U.S. trade policies, on general market conditions, global trade policies, the imposition of tariffs, and currency exchange rates in the near term and beyond;

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•	the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate;
•	our ability to retain and hire key personnel;
•	the scope, nature, impact or timing of acquisition and divestiture activity, such as our acquisition of the VCS Business (as defined below) and our portfolio transformation transactions, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs;
•	a determination by the U.S. Internal Revenue Service and other tax authorities that the Distribution or certain related transactions should be treated as taxable transactions; and
•	risks associated with current and future indebtedness, as well as our ability to reduce indebtedness and the timing thereof.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, see the discussions under “Risk Factors.” In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including our annual reports on Form 10-K, including the Annual Report, quarterly reports on Form 10-Q and current reports on Form 8-K, see “Where You Can Find More Information”. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, under the caption “Risk Factors” in the Annual Report and under the caption “Risk Factors” in any of our quarterly reports on Form 10-Q and subsequent annual reports on Form 10-K incorporated by reference in this prospectus before making an investment decision. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

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USE OF PROCEEDS

The Stockholder will receive all of the net proceeds from the sale of our Common Stock offered hereby. We will not receive any of the proceeds from the sale of our Common Stock by the Stockholder.

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THE STOCKHOLDER

This prospectus relates to the offer and sale from time to time by Viessmann Traeger HoldCo GmbH (together with its affiliates, the “Stockholder”) of up to 50,074,109 shares of Common Stock, which were issued to an affiliate of the Stockholder as consideration in connection with our acquisition of the climate solutions business (the “VCS Business”) of Viessmann Generations Group GmbH & Co. KG (f/k/a Viessmann Group GmbH & Co. KG) (“Viessmann Group”) pursuant to that certain Share Purchase Agreement, dated April 25, 2023, by and between Carrier, Viessmann Group and Johann Purchaser GmbH (f/k/a Blitz F23-620 GmbH) (as amended, the “Share Purchase Agreement”). We are registering the 50,074,109 shares of Common Stock pursuant to the registration rights provisions in that certain Investor Rights Agreement, dated January 2, 2024, by and between Carrier and Viessmann Group (the “Investor Rights Agreement”).

The following table sets forth the beneficial ownership of our Common Stock as of January 5, 2026 by the Stockholder.

The percentage of Common Stock beneficially owned by the Stockholder is based on 835,843,882 shares of Common Stock outstanding as of January 30, 2026. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them.

The following table also provides the maximum number of shares of our Common Stock that may be offered by the Stockholder pursuant to this prospectus and the number of shares of our Common stock that will be beneficially owned by the Stockholder after such an offering, assuming, solely for purposes of the table, the sale of all of the offered shares. The Stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The Stockholder may also offer and sell less than the number of shares indicated or no shares. The Stockholder is not making any representation that any shares of Common Stock covered by this prospectus will or will not be offered for sale. Information about the Stockholder may change over time.

Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Stockholder and the number of shares registered on their behalf. The Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See the section titled “Plan of Distribution.”

	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Beneficially Owned Being Registered for Sale Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
Viessmann Traeger HoldCo GmbH(1)	50,074,109	50,074,109	—	—

(1) The Stockholder is the record and beneficial owner of 50,074,109 shares of Common Stock. Viessmann Group, as the sole stockholder of the Stockholder, may be deemed to be the beneficial owner of, and share dispositive and voting control over, the shares of Common Stock held by the Stockholder. In addition, each of Viessmann Komplementär B.V. (“Viessmann GP”), as the sole general partner of Viessmann Group, Viessmann Zweite Beteiligungs B.V. (“Viessmann LP”), as the managing limited partner of Viessmann Group, and Mr. Maximilian Viessmann, as the director and controlling stockholder of each of Viessmann GP and Viessmann LP, may be deemed to be the beneficial owner of, and share dispositive and voting control over, the shares of Common Stock held by the Stockholder.

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Material Relationships with the Stockholder

On April 25, 2023, we entered into the Share Purchase Agreement, pursuant to which we acquired the VCS Business (the “Acquisition”) in consideration of which we issued to an affiliate of the Stockholder 58,608,959 shares of our Common Stock at a purchase price of $51.20 per share (the “Acquisition Shares”) and paid cash consideration of $11.2 billion.

On January 2, 2024, in connection with the completion of the Acquisition, we entered into the Investor Rights Agreement with an affiliate of the Stockholder, pursuant to which Viessmann Group has the right to nominate one member of our board of directors (our “Board”) for a period of ten years following the closing of the transactions contemplated by the Purchase Agreement, including the Acquisition, provided that Viessmann Group, together with its permitted transferees, continues to hold at least 50% of the Acquisition Shares. Viessmann Group has designated Maximilian Viessmann as its initial designee to the Board. The Investor Rights Agreement further provides that, for the time periods specified therein, Viessmann Group and its affiliates are subject to customary standstill and transfer restrictions and agree to vote the shares of Common Stock held by Viessmann Group and its affiliates in favor of director nominees and other customary matters as recommended by the Board. The Investor Rights Agreement also provides for customary resale, demand and piggyback registration rights. We have filed the registration statement of which this prospectus forms a part pursuant to the registration rights provisions of the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, we have agreed to indemnify the Stockholder against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with the registration of the resale of the securities covered by this prospectus. In addition, the Investor Rights Agreement provides for a waiver of the corporate opportunities doctrine in favor of Viessmann Group and its affiliates, which was approved by our Board.

On January 2, 2024, we entered into a license agreement (the “License Agreement”), through which Viessmann Group has granted an exclusive, worldwide license to use the “Viessmann” trademarks in connection with the Acquisition in exchange for an annual royalty of €12 million for the first five years of the term of the License Agreement and royalties thereafter determined based on net sales of licensed products sold by us for the remainder of the term.

On January 2, 2024, we entered into a transitional services agreement (the “Transitional Services Agreement”), under which we and Viessmann Group will provide to the other party on an interim, transitional basis, various services for agreed-upon charges.

The summaries of these agreements discussed above are qualified in their entirety by the full texts of the agreements found in our filings, which are incorporated herein by reference.

In connection with the agreements above, we have made payments to affiliates of the Stockholder of approximately $11,216 million during our fiscal year ended December 31, 2024 (including approximately $11,200 million as cash consideration for the Acquisition), $11.3 million during our fiscal year ended December 31, 2025 and $7.1 million during our fiscal year ending December 31, 2026 to the date of this prospectus, respectively.

On June 5, 2025, we repurchased 4,267,425 Acquisition Shares from the Stockholder for an aggregate purchase price of $300.0 million. The price per share of $70.30 represented a 1.5406% discount from the closing price of the Common Stock on June 5, 2025, and was equal to the price per share at which the Stockholder simultaneously sold the same number of shares to a third party broker pursuant to the exemption from registration under Rule 144 under the Securities Act. The repurchase was made pursuant to the Company’s existing share repurchase authorization.

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DESCRIPTION OF CARRIER CAPITAL STOCK

The following briefly summarizes the material terms of our capital stock that is contained in our amended and restated certificate of incorporation and amended and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of our amended and restated certificate of incorporation or amended and restated bylaws and are qualified in their entirety by reference to those documents, which you should read (along with the applicable provisions of Delaware law) for complete information on our capital stock. The amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to the Annual Report. The following also summarizes certain relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Since the terms of the DGCL are more detailed than the general information provided below, you should read the actual provisions of the DGCL for complete information.

General

Carrier’s authorized capital stock consists of 4,000,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share.

Approximately 835,843,882 shares of our common stock are issued and outstanding and no shares of our preferred stock are issued or outstanding.

Common Stock

Approximately 835,843,882 shares of our common stock are issued and outstanding, all of which are fully paid and nonassessable.

Common shareowners are entitled to one vote for each share held on all matters submitted to a vote of shareowners.

Common shareowners are entitled to share equally in the dividends, if any, that may be declared by the Board out of funds that are legally available to pay dividends, but only after payment of any dividends required to be paid on outstanding preferred stock, if any. Upon any voluntary or involuntary liquidation, dissolution or winding up of Carrier, the common shareowners will be entitled to share ratably in all assets of Carrier remaining after we pay all of our debts and other liabilities and any amounts we may owe to the holders of our preferred stock, if any.

Common shareowners do not have any preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of common shareowners are subject to the rights of the shareowners of any series of preferred stock that we will or may designate and issue.

Delaware law and our amended and restated bylaws permit us to issue uncertificated shares of common stock.

Preferred Stock

As noted above, the rights, preferences and privileges of common shareowners may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that the Board has the authority, without further action by the shareowners, to issue shares of preferred stock in one or more series, and to fix the rights, preferences and privileges (including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences) of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any additional series of preferred stock upon the rights of common shareowners until the Board determines the specific rights of the holders of that series. However, the effects might include, among other things (1) restricting dividends on the common stock, (2) diluting the voting power of the common stock, (3) impairing the liquidation rights of the common stock, or (4) delaying or preventing a change in control of Carrier without further action by the shareowners.

No shares of our preferred stock are issued or outstanding.

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Charter and Bylaw Provisions

Ten individuals serve on the Board. At each annual meeting of shareowners, the entire Board is elected for a term of one year. Carrier’s amended and restated bylaws provide that the Board may, from time to time, designate the number of directors; however, the number may not be less than five nor more than 14. Vacancies on the Board (except in an instance where a director is removed by shareowners and the resulting vacancy is filled by shareowners) may be filled by a vote of the majority of the directors then in office, even if less than a quorum.

Carrier’s amended and restated bylaws establish advance notice procedures with respect to shareowner proposals and the nomination of candidates for election of directors, other than nominations made by or at the direction of the Board. Eligible shareowners are permitted to include their own director nominees in Carrier’s proxy materials under the circumstances set forth in the amended and restated bylaws. Generally, a shareowner or a group of up to 20 shareowners, who has maintained continuous qualifying ownership of at least 3 percent of Carrier’s outstanding common stock for at least three years, is permitted to include director nominees constituting up to 20 percent of the Board in the proxy materials for an annual meeting of shareowners if such shareowner or group of shareowners complies with the other requirements set forth in the proxy access provision.

Carrier’s amended and restated bylaws include an exclusive forum provision. This provision provides that, unless Carrier consents in writing to the selection of an alternative forum, the sole and exclusive forum for various types of suits will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Such suits include (1) any derivative action or proceeding brought on behalf of Carrier, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director or officer or other employee of Carrier to the company or to Carrier’s shareowners, (3) any action asserting a claim against Carrier or any current or former director or officer or other employee of Carrier arising pursuant to any provision of the DGCL or Carrier’s amended and restated certificate of incorporation or amended and restated bylaws (as either may be amended from time to time), (4) any action asserting a claim related to or involving Carrier that is governed by the internal affairs doctrine or (5) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Under Carrier’s amended and restated bylaws, to the fullest extent permitted by law, this exclusive forum provision applies to state and federal law claims, including claims under the federal securities laws, including the Securities Act and the Exchange Act, although Carrier shareowners will not be deemed to have waived Carrier’s compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provision contained in Carrier’s amended and restated bylaws to be inapplicable or unenforceable.

Carrier’s amended and restated certificate of incorporation and amended and restated bylaws provide that any action permitted to be taken at an annual or special meeting of shareowners may be effected by the written consent of shareowners if such shareowners have requested a record date for such action and certain other conditions are satisfied in accordance with Carrier’s amended and restated certificate of incorporation and amended and restated bylaws.

Carrier’s amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of shareowners may be called only by the Chairman of the Board or the Chief Executive Officer, a majority of Carrier’s whole Board, or the Secretary at the written request of shareowners with qualifying ownership of at least 15 percent of the outstanding shares of Carrier capital stock entitled to vote generally in the election of directors and subject to the provisions and conditions set forth in Carrier’s amended and restated certificate of incorporation and amended and restated bylaws.

Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Certain of the provisions of Carrier’s amended and restated certificate of incorporation and amended and restated bylaws discussed above and below could discourage a proxy contest or the acquisition of control of a substantial block of our stock. These provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Carrier, even though an attempt to obtain control of Carrier might be beneficial to Carrier and its shareowners.

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Carrier’s amended and restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware law. The amended and restated bylaws include provisions indemnifying our directors, officers and employees to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary. The amended and restated bylaws additionally include provisions relating to reimbursement by Carrier of expenses reasonably incurred by our current and former directors and officers in advance of the final disposition of any such proceeding, and permitting the Chief Executive Officer or the Chief Legal Officer and the Chief Financial Officer acting together to reimburse the expenses of our current and former employees, agents and fiduciaries in advance of the final disposition of any such proceeding.

Change of Control

Section 203 of the DGCL, under certain circumstances, may make it more difficult for a person who is an “Interested Stockholder,” as defined in Section 203, to effect various business combinations with a corporation for a three-year period. Under Delaware law, a corporation’s certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. However, Carrier’s amended and restated certificate of incorporation and amended and restated bylaws do not exclude us from these restrictions, and these restrictions apply to us.

Listing

Carrier’s common stock is listed on the NYSE under the symbol “CARR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

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PLAN OF DISTRIBUTION

We are registering the offer and sale by the Stockholder of up to 50,074,109 shares of Common Stock. Our Common Stock trade on NYSE under the symbol “CARR.”

The shares of Common Stock being registered for offer and sale are currently owned by the Stockholder. The Stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock or interests in Common Stock received after the date of this prospectus from the Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Stock or interests in Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Stockholder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	distributions of the shares by the Stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Stockholder may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by them and, if the Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Stockholder to include the pledgee, transferee or other successors in interest as the Stockholder under this prospectus. The Stockholder also may transfer the Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Stockholder may also sell

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Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Stockholder from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering hereunder.

The Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Common Stock to be sold, the name of the Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Stockholder and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Pursuant to the Investor Rights Agreement, we have agreed to indemnify the Stockholder against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with the registration of the resale of the securities covered by this prospectus. In addition, we and the Stockholder may, in accordance with applicable contractual arrangements, indemnify any underwriter, broker-dealer or agent that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Stockholder to keep the registration statement of which this prospectus constitutes a part effective until such time as all Registrable Securities (as defined in the Investor Rights Agreement) covered by the registration statement have been sold or otherwise cease to be Registrable Securities.

There can be no assurance that the Stockholder will sell any or all of the Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the Common Stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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CARRIER GLOBAL CORPORATION

50,074,109 Shares of Common Stock, Par Value $0.01 Per Share

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount
Securities and Exchange Commission registration fee		$408,552
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Total	$	*

* Expenses are presently not known and cannot be estimated.

Item 15. Indemnification Of Directors And Officers

Section 5.1 of the Registrant’s amended and restated bylaws requires us to indemnify and hold harmless, to the full extent permitted under the DGCL, each person who is made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee or officer of the Registrant, of any constituent corporation absorbed in a consolidation or merger or of a subsidiary of the Registrant, or serves or served as such or in a fiduciary capacity with another enterprise at the request of the Registrant, any such constituent corporation or a subsidiary of the Registrant. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareowners.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

As authorized by the Registrant’s amended and restated bylaws, the Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

To the fullest extent permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its shareowners for monetary damages for breach of fiduciary duty as directors.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Carrier Global Corporation (incorporated by reference to Exhibit 3.1(b) of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on April 3, 2020)
3.2	Third Amended and Restated Bylaws of Carrier Global Corporation (incorporated by reference to Exhibit 3.1 of Carrier Global Corporation's Current Report on Form 8-K filed with the SEC on June 7, 2024)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
10.1

Investor Rights Agreement, dated as of January 2, 2024, by and between Carrier Global Corporation and Viessmann Group GmbH & Co. KG (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on January 2, 2024).

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this Registration Statement).
107	Filing Fee Table.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)	That, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Carrier certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 5, 2026, in the City of Palm Beach Gardens, State of Florida.

CARRIER GLOBAL CORPORATION

By:	/s/ Francesca Campbell
Francesca Campbell Senior Vice President and Chief Legal Officer

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENT, that each director whose signature appears below constitutes and appoints DAVID GITLIN, PATRICK GORIS and FRANCESCA CAMPBELL and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and otherwise, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on February 5, 2026.

Signature	Title

/s/ David Gitlin	Chairman of the Board of Directors and Chief Executive Officer
David Gitlin	(Principal Executive Officer)

/s/ Patrick Goris	Executive Vice President, Chief Financial & Strategy Officer
Patrick Goris	(Principal Financial Officer)

/s/ Beril Yildiz	Vice President, Controller & Chief Accounting Officer
Beril Yildiz	(Principal Accounting Officer)

/s/ Jean-Pierre Garnier
Jean-Pierre Garnier	Director

/s/ John J. Greisch
John J. Greisch	Director

/s/ Charles M. Holley, Jr.
Charles M. Holley, Jr.	Director

/s/ Michael M. McNamara
Michael M. McNamara	Director

/s/ Amy Miles
Amy Miles	Director

/s/ Susan N. Story
Susan N. Story	Director

/s/ Michael A. Todman
Michael A. Todman	Director

/s/ Maximilian Viessmann
Maximilian Viessmann	Director

/s/ Virginia M. Wilson
Virginia M. Wilson	Director

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